                                 Law Offices

                    Stradley, Ronon, Stevens & Young, LLP

                           2600 One Commerce Square
                    Philadelphia, Pennsylvania 19103-7098
                                (215) 564-8000

                               December 4, 2001

Via Edgar
---------
Filing Desk
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:   Buffalo Funds File Nos. 333-56018 and 811-10303
                  -----------------------------------------------

Dear Sir or Madam:

     Transmitted  herewith for  electronic  filing with the U.S.  Securities and
Exchange  Commission ("SEC"), on behalf of the Buffalo Funds (the "Registrant"), pursuant to Section 8 of the  Investment  Company Act of 1940,  as amended,  and
Section 6 of the  Securities  Act of 1933,  as  amended  (the  "1933  Act"),  is
Post-Effective  Amendment No. 3/4 to the Registrant's  Registration Statement on
Form N-1A.

     This  amendment is being filed for the purpose of providing the  investment advisory  agreement  for the Buffalo Mid Cap Fund as an exhibit,  and to reflect certain  disclosure  modifications  to the Statement of  Additional  Information language as discussed with the Registrants' SEC staff examiner, Kevin C. Rupert, during a telephone conversation in connection with Post-Effective  Amendment No.
2/3 to the Registrant's Registration Statement on Form N-1A as filed pursuant to
Rule 485(a) of the 1933 Act on September 21, 2001. This filing also  establishes a new, later effective date for such previously filed 485(a)  amendment.  In our judgement as counsel to the Registrant, this filing does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of
Rule 485.

     Please  direct  questions  and  comments  relating  to this  filing  to the undersigned  at (215)  564-8014,  or to  Michael  P.  O'Hare,  Esquire  at (215)
564-8198.

                                    Sincerely yours,

                                    /s/Michael P. O'Hare
                                    ------------------------
                                    Michael P. O'Hare

cc:   William G. Cooke
      Martin A. Cramer
      Mike Smoots, Esq.